Exhibit 99

Colgate Announces 4th Quarter 2017 Results

NEW YORK--(BUSINESS WIRE)--January 26, 2018--Colgate-Palmolive Company (NYSE:CL) today reported worldwide Net sales of $3,892 million in fourth quarter 2017, an increase of 4.5% versus fourth quarter 2016. Global unit volume increased 3.0%, pricing decreased 1.0% and foreign exchange was positive 2.5%. Organic sales (Net sales excluding the impact of foreign exchange, acquisitions and divestments) increased 2.0%.

Net income and Diluted earnings per share in fourth quarter 2017 were $323 million and $0.37, respectively. Net income in fourth quarter 2017 included $61 million ($0.07 per diluted share) of aftertax charges resulting from the Company’s Global Growth and Efficiency Program and a provisional charge of $275 million ($0.31 per diluted share) related to U.S. tax reform.

Net income and Diluted earnings per share in fourth quarter 2016 were $606 million and $0.68, respectively. Net income in fourth quarter 2016 included $54 million ($0.06 per diluted share) of aftertax charges resulting from the Global Growth and Efficiency Program and an aftertax charge of $7 million ($0.01 per diluted share) for a litigation matter.

Excluding charges resulting from the Global Growth and Efficiency Program in both periods, the charge related to U.S. tax reform in 2017 and the charge for a litigation matter in 2016, Net income in fourth quarter 2017 was $659 million, a decrease of 1% versus fourth quarter 2016, and Diluted earnings per share in fourth quarter 2017 was $0.75, even with fourth quarter 2016.

Gross profit margin was 59.8% in fourth quarter 2017 versus 60.4% in fourth quarter 2016. Excluding charges resulting from the Global Growth and Efficiency Program in both periods, Gross profit margin was 60.4% in fourth quarter 2017, a decrease of 40 basis points versus the year ago quarter, as higher raw and packaging material costs and lower pricing were partially offset by cost savings from the Company’s funding-the-growth initiatives.

Selling, general and administrative expenses were 35.3% of Net sales in fourth quarter 2017 versus 33.7% of Net sales in fourth quarter 2016. Excluding charges resulting from the Global Growth and Efficiency Program in both periods, Selling, general and administrative expenses increased 160 basis points to 34.5% of Net sales in fourth quarter 2017 as a result of increased advertising investment. Worldwide advertising investment increased 24% to $369 million versus $297 million in the year ago quarter.

Operating profit decreased to $924 million in fourth quarter 2017 compared to $955 million in fourth quarter 2016. Operating profit in both periods included charges resulting from the Global Growth and Efficiency Program. Operating profit in fourth quarter 2016 also included a charge for a litigation matter. Excluding these items in both periods, as applicable, Operating profit was $1,011 million in fourth quarter 2017, a decrease of 3% versus fourth quarter 2016. Operating profit margin was 23.7% in fourth quarter 2017 versus 25.7% in fourth quarter 2016. Excluding the above noted items in both periods, as applicable, Operating profit margin was 26.0% in fourth quarter 2017, a decrease of 190 basis points versus the year ago quarter. This decrease in Operating profit margin was primarily due to an increase in Selling, general and administrative expenses as a percentage of Net sales, reflecting increased advertising investment.

Net cash provided by operations year to date decreased to $3,054 million compared to $3,141 million in the comparable 2016 period, primarily due to the timing of income tax payments. Working capital as a percentage of Net sales increased to (2.0)% compared to (2.2)% in the year ago period, reflecting the Company's continued tight focus on working capital.

Ian Cook, Chairman, President and Chief Executive Officer, commented on the fourth quarter results, “We finished the year with an acceleration of our top-line growth worldwide. Net sales in the fourth quarter increased 4.5% and organic sales grew 2.0%. This growth was driven by healthy volume increases across Latin America, North America and Europe.

“Advertising investment increased both absolutely and as a percent to sales versus year ago across every operating division in the fourth quarter and for the year. We intend to increase our advertising investment in 2018 and to maintain the continuity of that investment throughout the year in support of new products, our base businesses and longer-term consumption-building activities.

“Colgate’s leadership of the global toothpaste market continued during the quarter with our global market share now at 43.3% year to date. Our global leadership in manual toothbrushes also continued with Colgate’s global market share in that category now at 32.6% year to date.”

Mr. Cook continued, “As we look ahead to 2018, while uncertainty in global markets and category growth worldwide remain challenging, we are maintaining our heightened focus on brand building and increased productivity. Based on current spot rates, we expect a mid-single-digit net sales increase and low to mid-single-digit organic sales growth in 2018, with improvement in organic sales growth versus the second half of 2017.

“On a GAAP basis, based on current spot rates and including the impact of the Global Growth and Efficiency Program, we are planning for a year of gross margin expansion and expect double-digit earnings per share growth, including the impact of U.S. tax reform.

“Excluding charges resulting from the Global Growth and Efficiency Program and the one-time charge related to U.S. tax reform in 2017, based on current spot rates, we are planning for a year of increased operating cash flow, gross margin expansion, increased advertising investment and low double-digit earnings per share growth, including the impact of U.S. tax reform. Reflecting the U.S. tax reform, we expect our 2018 tax rate to be in the range of 26% to 27%, both on a GAAP basis and excluding the impact of the Global Growth and Efficiency Program.”

At 11:00 a.m. ET today, Colgate will host a conference call to elaborate on fourth quarter results. To access this call as a webcast, please go to Colgate’s website at http://www.colgatepalmolive.com.

The following are comments about divisional performance for fourth quarter 2017 versus the year ago period. See attached Geographic Sales Analysis Percentage Changes and Segment Information tables for additional information on divisional net sales and operating profit.

North America (21% of Company Sales)

North America Net sales increased 1.0% in fourth quarter 2017. Unit volume increased 4.5% with 3.5% lower pricing, while foreign exchange was even with the year ago quarter. Organic sales for North America increased 1.0%.

Operating profit in North America decreased 2% in fourth quarter 2017 to $263 million, or 90 basis points to 33.0% of Net Sales. This decrease in Operating profit as a percentage of Net sales was primarily due to a decrease in Gross profit and an increase in Selling, general and administrative expenses, both as a percentage of Net sales. This decrease in Gross profit was primarily driven by higher raw and packaging material costs and lower pricing, partially offset by cost savings from the Company’s funding-the-growth initiatives and the Global Growth and Efficiency Program. This increase in Selling, general and administrative expenses was due to higher overhead expenses and increased advertising investment.

In the U.S., Colgate widened its leadership in the toothpaste category during the quarter with its market share at 35.5% year to date. Successful new products include Colgate Total Clean-In-Between, Colgate Optic White Beauty Radiant, Colgate Sensitive Smart White and Tom’s of Maine Rapid Relief Sensitive toothpastes. In manual toothbrushes, Colgate widened its brand market leadership in the U.S. with its market share in that category at 40.7% year to date, supported by the success of Colgate Total 360° 4 Zone manual toothbrush.

New products succeeding in other categories include Colgate Total Advanced Health mouthwash, Softsoap Hand Wash Plus Lotion and Softsoap Honey Creme & Lavender, Softsoap Blooming Jasmine & Plum and Irish Spring Pure Fresh body washes.

Latin America (25% of Company Sales)

Latin America Net sales increased 4.0% in fourth quarter 2017. Unit volume increased 4.0% with 1.5% lower pricing and foreign exchange was positive 1.5%. Volume gains led by Brazil and the Southern Cone and Andean regions were partially offset by volume declines in Mexico and Central America. Organic sales for Latin America increased 2.5%.

Operating profit in Latin America decreased 6% in fourth quarter 2017 to $284 million, or 310 basis points to 29.1% of Net sales. This decrease in Operating profit as a percentage of Net sales was primarily due to a decrease in Gross profit and an increase in Selling, general and administrative expenses, both as a percentage of Net sales. This decrease in Gross profit was primarily due to higher raw and packaging material costs and lower pricing, partially offset by cost savings from the Company’s funding-the-growth initiatives. This increase in Selling, general and administrative expenses was due to increased advertising investment and higher overhead expenses.

Colgate maintained its leadership in toothpaste in Latin America during the quarter, with market share gains in Mexico, Peru, Panama, the Dominican Republic and Paraguay. New products contributing to growth in the region include Colgate Luminous White XD Shine, Colgate Triple Action Xtra Freshness, Colgate Kids and Colgate Sensitive Pro-Alivio Complete Repair toothpastes. Colgate’s leadership in the manual toothbrush category continued throughout the region, supported by the success of Colgate 360° Advanced manual toothbrush.

New products contributing to growth in other categories include Colgate Total 12 and Colgate Plax Ice Glacial mouthwashes, Protex Pro-Hidrata shower gel and bar soap, Palmolive Natural Secrets shower gel and bar soap, Lady Speed Stick Derma + Aloe antiperspirant, Suavitel Sweet Pleasures fabric conditioner, Axion Fusion Clean dish liquid and Fabuloso Complete liquid cleaner.

Europe (16% of Company Sales)

Europe Net sales increased 13.0% in fourth quarter 2017. Unit volume increased 6.0%, pricing decreased 2.0% and foreign exchange was positive 9.0%. Volume gains were led by France, Italy and Germany. Organic sales for Europe increased 4.0%.

Operating profit in Europe increased 7% in fourth quarter 2017 to $152 million, while as a percentage of Net sales, it decreased 140 basis points to 24.9% of Net sales. This decrease in Operating profit as a percentage of Net sales was primarily due to an increase in Selling, general and administrative expenses, partially offset by an increase in Gross profit, both as a percentage of Net sales. This increase in Gross profit was primarily driven by cost savings from the Company’s funding-the-growth initiatives, partially offset by higher raw and packaging material costs. This increase in Selling, general and administrative expenses was due to increased advertising investment, partially offset by lower overhead expenses.

Colgate maintained its oral care leadership in Europe during the quarter, with toothpaste market share gains in Germany, Italy, the Netherlands, Belgium and Austria. Premium products succeeding in oral care include Colgate Enamel Strength, Colgate Natural Extracts and meridol Parodont Expert toothpastes and Colgate 360° Advanced Whole Mouth Health and Colgate 360° Advanced Max White Expert White manual toothbrushes.

Premium innovations succeeding in other categories include Sanex Zero% shower gels and deodorants, Palmolive Naturals with precious oils and Palmolive Gourmet shower gels, the Ajax Optimal 7 range of multi-benefit cleaners and Soupline Parfum Supreme line of fabric conditioners.

Asia Pacific (17% of Company Sales)

Asia Pacific Net sales increased 6.0% during fourth quarter 2017. Unit volume increased 1.0% with 1.5% higher pricing and foreign exchange was positive 3.5%. Volume gains in India were partially offset by volume declines in the Philippines and the Greater China region. Organic sales for Asia Pacific increased 2.5%.

Operating profit in Asia Pacific decreased 10% in fourth quarter 2017 to $197 million, or 520 basis points to 29.4% of Net sales. This decrease in Operating profit as a percentage of Net sales was primarily due to an increase in Selling, general and administrative expenses, partially offset by an increase in Gross profit, both as a percentage of Net sales. This increase in Gross profit was primarily driven by cost savings from the Company’s funding-the-growth initiatives, partially offset by higher raw and packaging material costs. This increase in Selling, general and administrative expenses was due to increased advertising investment and higher overhead expenses.

Colgate continued its toothpaste leadership in the Asia Pacific region during the quarter, with market share gains in the Philippines. New products succeeding in the region include Colgate Naturals, Colgate Cibaca Vedshakti, Colgate Swarna Vedshakti, Colgate Active Salt, Colgate Dare To Love and Colgate Total Charcoal toothpastes.

New products succeeding in other categories include Colgate Slim Soft Advanced, Colgate Slim Soft Micro Silky, Colgate Slim Soft Charcoal Spiral and Colgate Super Flexible manual toothbrushes, Protex Thai Therapy bar soap, Protex shower cream and Softlan Aroma Therapy fabric conditioner.

Africa/Eurasia (6% of Company Sales)

Africa/Eurasia Net sales increased 2.0% during fourth quarter 2017. Unit volume decreased 0.5%, pricing was even with the year ago period and foreign exchange was positive 2.5%. Volume declines in Turkey and the North Africa/Middle East region were partially offset by volume gains in Russia and the Sub-Saharan Africa region. Organic sales for Africa/Eurasia decreased 0.5%.

Operating profit in Africa/Eurasia decreased 6% in fourth quarter 2017 to $45 million, or 160 basis points to 18.4% of Net sales. This decrease in Operating profit as a percentage of Net sales was primarily due to a decrease in Gross profit, partially offset by a decrease in Selling, general and administrative expenses, both as a percentage of Net sales. This decrease in Gross profit was mainly driven by higher costs, which were primarily driven by higher raw and packaging material costs, which included foreign exchange transaction costs, partially offset by cost savings from the Company’s funding-the-growth initiatives. This decrease in Selling, general and administrative expenses was due to lower overhead expenses, which were partially offset by increased advertising investment.

Colgate continued its toothpaste leadership in Africa/Eurasia during the quarter, with market share gains in South Africa, Turkey, Saudi Arabia, Morocco and Kazakhstan. Successful products contributing to sales in the region include Colgate Ancient Secrets, Colgate Total Pro Visible Action and Colgate Optic White Extra Power toothpastes, Colgate Slim Soft, Colgate Zig Zag Charcoal and Colgate Double Action manual toothbrushes and Palmolive Gourmet and Palmolive Luminous Oils shower gels.

Hill’s Pet Nutrition (15% of Company Sales)

Hill’s Net sales increased 2.5% during fourth quarter 2017. Unit volume was even with the year ago period, pricing increased 0.5% and foreign exchange was positive 2.0%. Volume gains in the United States and Australia were offset by volume declines in Japan, France and South Africa. Hill’s organic sales increased 0.5%.

Hill’s Operating profit decreased 1% in fourth quarter 2017 to $172 million, or 110 basis points to 29.0% of Net sales. This decrease in Operating profit as a percentage of Net sales was primarily due to a decrease in Gross profit and an increase in Selling, general and administrative expenses, both as a percentage of Net sales. This decrease in Gross profit was mainly driven by higher costs, which were primarily driven by higher raw and packaging material costs, partially offset by cost savings from the Company’s funding-the-growth initiatives. This increase in Selling, general and administrative expenses was due to higher overhead expenses and increased advertising investment.

Successful products contributing to sales in the U.S. include Hill’s Prescription Diet k/d and k/d + Mobility, both with Enhanced Appetite Trigger (E.A.T.) technology, Hill's Prescription Diet Derm Defense, Hill’s Prescription Diet i/d for digestive care, Hill’s Science Diet Youthful Vitality, Hill’s Science Diet Urinary and Hairball Control and Hill’s Science Diet Perfect Weight.

Successful products contributing to sales internationally include Hill’s Prescription Diet i/d, Hill’s Prescription Diet k/d and k/d + Mobility, Hill’s Prescription Diet Metabolic + Urinary, Hill’s Prescription Diet Derm Defense, Hill’s Science Diet Small & Mini and Hill’s Science Diet Youthful Vitality.

***

About Colgate-Palmolive: Colgate-Palmolive is a leading global consumer products company, tightly focused on Oral Care, Personal Care, Home Care and Pet Nutrition. Colgate sells its products in over 200 countries and territories around the world under such internationally recognized brand names as Colgate, Palmolive, Speed Stick, Lady Speed Stick, Softsoap, Irish Spring, Protex, Sorriso, Kolynos, elmex, Tom’s of Maine, Sanex, Ajax, Axion, Fabuloso, Soupline and Suavitel, as well as Hill’s Science Diet and Hill’s Prescription Diet. For more information about Colgate’s global business, visit the Company’s website at http://www.colgatepalmolive.com. To learn more about Colgate Bright Smiles, Bright Futures® oral health education program, please visit http://www.colgatebsbf.com. CL-E

The Company's annual meeting of stockholders is currently scheduled for Friday, May 11, 2018.

Market Share Information

Management uses market share information as a key indicator to monitor business health and performance. References to market share in this press release are based on a combination of consumption and market share data provided by third-party vendors, primarily Nielsen, and internal estimates. All market share references represent the percentage of the dollar value of sales of our products, relative to all product sales in the category in the countries in which the Company competes and purchases data (excluding Venezuela from all periods). The Company measures year-to-date market shares from January 1 of the relevant year through the most recent period for which market share data is available, which typically reflects a lag time of one or two months. The Company believes that the third-party vendors it uses to provide data are reliable, but it has not verified the accuracy or completeness of the data or any assumptions underlying the data. In addition, market share information calculated by the Company may be different from market share information calculated by other companies due to differences in category definitions, the use of data from different countries, internal estimates and other factors.

U.S. Tax Reform

The Company’s provisional estimate of the one-time charge relating to U.S. tax reform is based on the Company’s initial analysis of the Tax Cuts and Jobs Act (the “Act”) as of January 22, 2018 and information and estimates available as of that date. Given the significant complexity of the Act, anticipated guidance from the U.S. Treasury about implementing the Act, the potential for additional guidance from the Securities and Exchange Commission (the “SEC”) or the Financial Accounting Standards Board related to the Act and additional information becoming available, this estimate may be adjusted during 2018.

Cautionary Statement on Forward-Looking Statements

This press release and the related webcast may contain forward-looking statements (as that term is defined in the U.S. Private Securities Litigation Reform Act of 1995 or by the SEC in its rules, regulations and releases) that set forth anticipated results based on management’s current plans and assumptions. Such statements may relate, for example, to sales or volume growth, organic sales growth, profit or profit margin growth, earnings per share growth (including on a currency-neutral basis), financial goals, the impact of foreign exchange volatility, cost-reduction plans including the Global Growth and Efficiency Program, tax rates, U.S. tax reform, the need to repatriate undistributed earnings of foreign subsidiaries, new product introductions or commercial investment levels, acquisitions, divestitures, or legal or tax proceedings, among other matters. These statements are made on the basis of the Company’s views and assumptions as of this time and the Company undertakes no obligation to update these statements whether as a result of new information, future events or otherwise, except as required by law or by the rules and regulations of the SEC. Moreover, the Company does not, nor does any other person, assume responsibility for the accuracy and completeness of these statements. The Company cautions investors that any such forward-looking statements are not guarantees of future performance and that actual events or results may differ materially from those statements. For more information about factors that could impact the Company’s business and cause actual results to differ materially from forward-looking statements, investors should refer to the Company’s filings with the SEC (including, but not limited to, the information set forth under the captions “Risk Factors” and “Cautionary Statement on Forward-Looking Statements” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016 and subsequent Quarterly Reports on Form 10-Q). Copies of these filings may be obtained upon request from the Company’s Investor Relations Department or on the Company’s website at http://www.colgatepalmolive.com.

Non-GAAP Financial Measures

The following provides information regarding the non-GAAP financial measures used in this earnings release and/or the related webcast:

This release discusses Net sales growth (GAAP) and organic sales growth, which is Net sales growth excluding the impact of foreign exchange, acquisitions and divestments (non-GAAP). Management believes the organic sales growth measure provides investors and analysts with useful supplemental information regarding the Company’s underlying sales trends by presenting sales growth excluding the external factor of foreign exchange as well as the impact from acquisitions and divestments. See “Geographic Sales Analysis Percentage Changes” for the three and twelve months ended December 31, 2017 vs 2016 included with this release for a comparison of organic sales growth to Net sales growth in accordance with GAAP.

To supplement Colgate’s Condensed Consolidated Statements of Income presented in accordance with GAAP, the Company has disclosed non-GAAP measures of operating results that exclude certain items. Worldwide Gross profit, Gross profit margin, Selling, general and administrative expenses, Selling, general and administrative expenses as a percentage of Net sales, Other (income) expense, net, Operating profit, Operating profit margin, Effective income tax rate, Net income attributable to Colgate-Palmolive Company and Diluted earnings per common share are discussed both as reported (on a GAAP basis) and excluding charges resulting from the Global Growth and Efficiency Program and, as applicable, a gain on the sale of land in Mexico, benefits from tax matters, a charge related to U.S. tax reform and a charge for a litigation matter (non-GAAP). These non-GAAP financial measures exclude items that, either by their nature or amount, management would not expect to occur as part of the Company’s normal business on a regular basis, such as restructuring charges, charges for certain litigation and tax matters, gains and losses from certain divestitures and certain unusual, non-recurring items. Investors and analysts use these financial measures in assessing the Company’s business performance, and management believes that presenting these financial measures on a non-GAAP basis provides them with useful supplemental information to enhance their understanding of the Company’s underlying business performance and trends. These non-GAAP financial measures also enhance the ability to compare period-to-period financial results. See “Non-GAAP Reconciliations” for the three and twelve months ended December 31, 2017 and 2016 included with this release for a reconciliation of these financial measures to the related GAAP measures.

The Company uses these financial measures internally in its budgeting process, to evaluate segment and overall operating performance and as factors in determining compensation. While the Company believes that these financial measures are useful in evaluating the Company’s underlying business performance and trends, this information should be considered as supplemental in nature and is not meant to be considered in isolation or as a substitute for the related financial information prepared in accordance with GAAP. In addition, these non-GAAP financial measures may not be the same as similar measures presented by other companies.

The Company defines free cash flow before dividends as Net cash provided by operations less Capital expenditures. As management uses this measure to evaluate the Company’s ability to satisfy current and future obligations, repurchase stock, pay dividends and fund future business opportunities, the Company believes that it provides useful information to investors. Free cash flow before dividends is not a measure of cash available for discretionary expenditures since the Company has certain non-discretionary obligations such as debt service that are not deducted from the measure. Free cash flow before dividends is a non-GAAP measure and may not be comparable to similarly titled measures reported by other companies. See “Condensed Consolidated Statements of Cash Flows” for the twelve months ended December 31, 2017 and 2016 for a comparison of free cash flow before dividends to Net cash provided by operations as reported in accordance with GAAP.

(See attached tables for fourth quarter results.)

		Table 1
Colgate-Palmolive Company

Condensed Consolidated Statements of Income

For the Three Months Ended December 31, 2017 and 2016

(Dollars in Millions Except Per Share Amounts) (Unaudited)

	2017	2016

Net sales	$ 3,892	$ 3,721

Cost of sales	1,564	1,474

Gross profit	2,328	2,247

Gross profit margin	59.8%	60.4%

Selling, general and administrative expenses	1,373	1,253

Other (income) expense, net	31	39

Operating profit (loss)	924	955

Operating profit margin	23.7%	25.7%

Interest (income) expense, net	28	21

Income (loss) before income taxes	896	934

Provision for income taxes	543	306

Effective tax rate	60.6%	32.8%

Net income (loss) including noncontrolling interests	353	628

Less: Net income attributable to noncontrolling interests	30	22

Net income (loss) attributable to Colgate-Palmolive Company	$ 323	$ 606

Earnings (loss) per common share
Basic	$ 0.37	$ 0.68
Diluted	$ 0.37	$ 0.68

Average common shares outstanding
Basic	878.0	887.7
Diluted	883.3	893.2

		Table 2
Colgate-Palmolive Company

Condensed Consolidated Statements of Income

For the Twelve Months Ended December 31, 2017 and 2016

(Dollars in Millions Except Per Share Amounts) (Unaudited)

	2017	2016

Net sales	$ 15,454	$ 15,195

Cost of sales	6,174	6,072

Gross profit	9,280	9,123

Gross profit margin	60.0%	60.0%

Selling, general and administrative expenses	5,497	5,249

Other (income) expense, net	194	37

Operating profit	3,589	3,837

Operating profit margin	23.2%	25.3%

Interest (income) expense, net	102	99

Income before income taxes	3,487	3,738

Provision for income taxes	1,313	1,152

Effective tax rate	37.7%	30.8%

Net income including noncontrolling interests	2,174	2,586

Less: Net income attributable to noncontrolling interests	150	145

Net income attributable to Colgate-Palmolive Company	$ 2,024	$ 2,441

Earnings per common share
Basic	$ 2.30	$ 2.74
Diluted	$ 2.28	$ 2.72

Average common shares outstanding
Basic	881.8	891.8
Diluted	887.8	898.4

Table 3
Colgate-Palmolive Company

Condensed Consolidated Balance Sheets

As of December 31, 2017 and December 31, 2016

(Dollars in Millions) (Unaudited)

	December 31,	December 31,
	2017	2016
Cash and cash equivalents	$1,535	$1,315
Receivables, net	1,480	1,411
Inventories	1,221	1,171
Other current assets	403	441
Property, plant and equipment, net	4,072	3,840
Other assets, including goodwill and intangibles	3,965	3,945
Total assets	$12,676	$12,123

Total debt	$6,577	$6,533
Other current liabilities	3,397	3,292
Other non-current liabilities	2,459	2,281
Total liabilities	12,433	12,106
Total Colgate-Palmolive Company shareholders’ equity	(60)	(243)
Noncontrolling interests	303	260
Total liabilities and shareholders’ equity	$12,676	$12,123

Supplemental Balance Sheet Information
Debt less cash, cash equivalents and marketable securities*	$5,024	$5,147
Working capital % of sales	(2.0)%	(2.2)%

*Marketable securities of $18 and $71 as of December 31, 2017 and 2016, respectively, are included in Other current assets.

Table 4
Colgate-Palmolive Company

Condensed Consolidated Statements of Cash Flows

For the Twelve Months Ended December 31, 2017 and 2016

(Dollars in Millions) (Unaudited)

	2017	2016
Operating Activities
Net income including noncontrolling interests	$ 2,174	$ 2,586
Adjustments to reconcile net income including noncontrolling interests to net cash provided by operations:
Depreciation and amortization	475	443
Restructuring and termination benefits, net of cash	91	(9)
Stock-based compensation expense	127	123
Gain on sale of land in Mexico	—	(97)
Charge for U.S. tax reform	275	—
Deferred income taxes	108	56
Voluntary benefit plan contributions	(81)	(53)
Cash effects of changes in:
Receivables	(15)	(17)
Inventories	(8)	(4)
Accounts payable and other accruals	(96)	100
Other non-current assets and liabilities	4	13
Net cash provided by operations	3,054	3,141

Investing Activities
Capital expenditures	(553)	(593)
Sale of property and non-core products	44	—
Purchases of marketable securities and investments	(347)	(336)
Proceeds from sale of marketable securities and investments	391	378
Proceeds from sale of land in Mexico	—	60
Payment for acquisitions, net of cash acquired	—	(5)
Other	(6)	(3)
Net cash used in investing activities	(471)	(499)

Financing Activities
Principal payments on debt	(4,808)	(7,274)
Proceeds from issuance of debt	4,779	7,438
Dividends paid	(1,529)	(1,508)
Purchases of treasury shares	(1,399)	(1,335)
Proceeds from exercise of stock options	507	446
Net cash used in financing activities	(2,450)	(2,233)

Effect of exchange rate changes on Cash and cash equivalents	87	(64)
Net increase (decrease) in Cash and cash equivalents	220	345
Cash and cash equivalents at beginning of the period	1,315	970
Cash and cash equivalents at end of the period	$ 1,535	$ 1,315

Supplemental Cash Flow Information
Free cash flow before dividends (Net cash provided by operations less Capital expenditures)
Net cash provided by operations	$ 3,054	$ 3,141
Less: Capital expenditures	(553)	(593)
Free cash flow before dividends	$ 2,501	$ 2,548

Income taxes paid	$ 1,037	$ 932

Table 5
Colgate-Palmolive Company

Segment Information

For the Three and Twelve Months Ended December 31, 2017 and 2016

(Dollars in Millions) (Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2017	2016	2017	2016
Net Sales
Oral, Personal and Home Care

North America	$798	$790	$3,117	$3,183
Latin America	976	940	3,887	3,650
Europe	610	539	2,394	2,342
Asia Pacific	670	633	2,781	2,796
Africa/Eurasia	245	240	983	960

Total Oral, Personal and Home Care	3,299	3,142	13,162	12,931

Pet Nutrition	593	579	2,292	2,264

Total Net Sales	$3,892	$3,721	$15,454	$15,195

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2017	2016	2017	2016
Operating Profit (Loss)
Oral, Personal and Home Care

North America	$263	$268	$986	$1,030
Latin America	284	303	1,162	1,132
Europe	152	142	599	579
Asia Pacific	197	219	841	887
Africa/Eurasia	45	48	179	186

Total Oral, Personal and Home Care	941	980	3,767	3,814

Pet Nutrition	172	174	653	653
Corporate(1)	(189)	(199)	(831)	(630)

Total Operating Profit (Loss)	$924	$955	$3,589	$3,837

Note:
(1) Corporate operations include costs related to stock options and restricted stock units, research and development costs, Corporate overhead costs, restructuring and related implementation costs and gains and losses on sales of non-core product lines and assets.

Corporate Operating profit (loss) for the three months ended December 31, 2017 includes charges of $87 related to the Global Growth and Efficiency Program. For the three months ended December 31, 2016, Corporate Operating profit (loss) included charges of $72 related to the Global Growth and Efficiency Program and a charge of $11 for a litigation matter.

Corporate Operating profit (loss) for the twelve months ended December 31, 2017 includes charges of $333 related to the Global Growth and Efficiency Program. For the twelve months ended December 31, 2016, Corporate Operating profit (loss) included charges of $228 related to the Global Growth and Efficiency Program, charges of $17 for a litigation matter and a gain of $97 resulting from the sale of land in Mexico.

Table 6
Colgate-Palmolive Company

Geographic Sales Analysis Percentage Changes

For the Three Months Ended December 31, 2017 and 2016

(Unaudited)

			COMPONENTS OF SALES CHANGE

						Pricing
						Coupons
	Sales					Consumer &
	Change	Organic	As Reported	Organic	Ex-Divested	Trade	Foreign
Region	As Reported	Sales Change	Volume	Volume	Volume	Incentives	Exchange

Total Company	4.5%	2.0%	3.0%	3.0%	3.0%	(1.0)%	2.5%

Europe	13.0%	4.0%	6.0%	6.0%	6.0%	(2.0)%	9.0%

Latin America	4.0%	2.5%	4.0%	4.0%	4.0%	(1.5)%	1.5%

Asia Pacific	6.0%	2.5%	1.0%	1.0%	1.0%	1.5%	3.5%

Africa/Eurasia	2.0%	(0.5)%	(0.5)%	(0.5)%	(0.5)%	—%	2.5%

Total International	6.5%	2.5%	3.0%	3.0%	3.0%	(0.5)%	4.0%

North America	1.0%	1.0%	4.5%	4.5%	4.5%	(3.5)%	—%

Total CP Products	5.0%	2.0%	3.5%	3.5%	3.5%	(1.5)%	3.0%

Hill’s	2.5%	0.5%	—%	—%	—%	0.5%	2.0%

Emerging Markets (1)	5.0%	2.5%	2.5%	2.5%	2.5%	—%	2.5%

Developed Markets	4.5%	1.5%	3.5%	3.5%	3.5%	(2.0)%	3.0%

Notes:
(1) Emerging Markets include Latin America, Asia (excluding Japan), Africa/Eurasia and Central Europe.

Table 7
Colgate-Palmolive Company

Geographic Sales Analysis Percentage Changes

For the Twelve Months Ended December 31, 2017 and 2016

(Unaudited)

			COMPONENTS OF SALES CHANGE

						Pricing
						Coupons
	Sales					Consumer &
	Change	Organic	As Reported	Organic	Ex-Divested	Trade	Foreign
Region	As Reported	Sales Change	Volume	Volume	Volume	Incentives	Exchange

Total Company	1.5%	1.0%	0.5%	0.5%	0.5%	0.5%	0.5%

Europe	2.0%	1.0%	2.0%	2.0%	2.0%	(1.0)%	1.0%

Latin America	6.5%	5.5%	2.5%	2.5%	2.5%	3.0%	1.0%

Asia Pacific	(0.5)%	(0.5)%	(0.5)%	(0.5)%	(0.5)%	—%	—%

Africa/Eurasia	2.5%	(1.0)%	(4.5)%	(4.5)%	(4.5)%	3.5%	3.5%

Total International	3.0%	2.0%	1.0%	1.0%	1.0%	1.0%	1.0%

North America	(2.0)%	(2.0)%	—%	—%	—%	(2.0)%	—%

Total CP Products	2.0%	1.0%	0.5%	0.5%	0.5%	0.5%	1.0%

Hill’s	1.0%	0.5%	(1.0)%	(1.0)%	(1.0)%	1.5%	0.5%

Emerging Markets (1)	4.0%	3.0%	0.5%	0.5%	0.5%	2.5%	1.0%

Developed Markets	(0.5)%	(1.0)%	—%	—%	—%	(1.0)%	0.5%

Notes:
(1) Emerging Markets include Latin America, Asia (excluding Japan), Africa/Eurasia and Central Europe.

Table 8
Colgate-Palmolive Company

Non-GAAP Reconciliations

For the Three Months Ended December 31, 2017 and 2016

(Dollars in Millions Except Per Share Amounts) (Unaudited)

Gross Profit	2017	2016
Gross profit, GAAP	$2,328	$2,247
Global Growth and Efficiency Program	24	15
Gross profit, non-GAAP	$2,352	$2,262

			Basis Point
Gross Profit Margin	2017	2016	Change
Gross profit margin, GAAP	59.8%	60.4%	(60)
Global Growth and Efficiency Program	0.6%	0.4%
Gross profit margin, non-GAAP	60.4%	60.8%	(40)

Selling, General and Administrative Expenses	2017	2016
Selling, general and administrative expenses, GAAP	$1,373	$1,253
Global Growth and Efficiency Program	(29)	(28)
Selling, general and administrative expenses, non-GAAP	$1,344	$1,225

			Basis Point
Selling, General and Administrative Expenses as a Percentage of Net Sales	2017	2016	Change
Selling, general and administrative expenses as a percentage of Net sales, GAAP	35.3%	33.7%	160
Global Growth and Efficiency Program	(0.8)%	(0.8)%
Selling, general and administrative expenses as a percentage of Net sales, non-GAAP	34.5%	32.9%	160

Other (Income) Expense, Net	2017	2016
Other (income) expense, net, GAAP	$31	$39
Global Growth and Efficiency Program	(34)	(29)
Charge for a litigation matter	—	(11)
Other (income) expense, net, non-GAAP	$(3)	$(1)

Operating Profit (Loss)	2017	2016	% Change
Operating profit (loss), GAAP	$924	$955	(3)%
Global Growth and Efficiency Program	87	72
Charge for a litigation matter	—	11
Operating profit, non-GAAP	$1,011	$1,038	(3)%

			Basis Point
Operating Profit Margin	2017	2016	Change
Operating profit margin, GAAP	23.7%	25.7%	(200)
Global Growth and Efficiency Program	2.3%	1.9%
Charge for a litigation matter	—%	0.3%
Operating profit margin, non-GAAP	26.0%	27.9%	(190)

Table 8
Continued
Colgate-Palmolive Company

Non-GAAP Reconciliations

For the Three Months Ended December 31, 2017 and 2016

(Dollars in Millions Except Per Share Amounts) (Unaudited)

	2017
	Income Before Income Taxes	Provision For Income Taxes(1)	Net Income Including Noncontrolling Interests	Net Income Attributable To Colgate- Palmolive Company	Effective Income Tax Rate(2)	Diluted Earnings Per Share(3)
As Reported GAAP	$896	$543	$353	$323	60.6%	$0.37
Global Growth and Efficiency Program	87	26	61	61	(2.7)%	0.07
U.S. tax reform	—	(275)	275	275	(28.0)%	0.31
Non-GAAP	$983	$294	$689	$659	29.9%	$0.75

	2016
	Income Before Income Taxes	Provision For Income Taxes(1)	Net Income Including Noncontrolling Interests	Net Income Attributable To Colgate- Palmolive Company	Effective Income Tax Rate(2)	Diluted Earnings Per Share(3)
As Reported GAAP	$934	$306	$628	$606	32.8%	$0.68
Global Growth and Efficiency Program	72	18	54	54	(0.5)%	0.06
Charge for a litigation matter	11	4	7	7	—%	0.01
Non-GAAP	$1,017	$328	$689	$667	32.3%	$0.75

Notes:
(1) The income tax effect on non-GAAP items is calculated based upon the tax laws and statutory income tax rates applicable in the tax jurisdiction(s) of the underlying non-GAAP adjustment.

(2) The impact of non-GAAP items on the Company’s effective tax rate represents the difference in the effective tax rate calculated with and without the non-GAAP adjustment on Income before income taxes and Provision for income taxes.

(3) The impact of non-GAAP adjustments on Diluted earnings per share may not necessarily equal the difference between “GAAP” and “non-GAAP” as a result of rounding.

Table 9
Colgate-Palmolive Company

Non-GAAP Reconciliations

For the Twelve Months Ended December 31, 2017 and 2016

(Dollars in Millions Except Per Share Amounts) (Unaudited)

Gross Profit	2017	2016
Gross profit, GAAP	$9,280	$9,123
Global Growth and Efficiency Program	75	46
Gross profit, non-GAAP	$9,355	$9,169

			Basis Point
Gross Profit Margin	2017	2016	Change
Gross profit margin, GAAP	60.0%	60.0%	—
Global Growth and Efficiency Program	0.5%	0.3%
Gross profit margin, non-GAAP	60.5%	60.3%	20

Selling, General and Administrative Expenses	2017	2016
Selling, general and administrative expenses, GAAP	$5,497	$5,249
Global Growth and Efficiency Program	(89)	(77)
Selling, general and administrative expenses, non-GAAP	$5,408	$5,172

			Basis Point
Selling, General and Administrative Expenses as a Percentage of Net Sales	2017	2016	Change
Selling, general and administrative expenses as a percentage of Net sales, GAAP	35.6%	34.5%	110
Global Growth and Efficiency Program	(0.6)%	(0.5)%
Selling, general and administrative expenses as a percentage of Net sales, non-GAAP	35.0%	34.0%	100

Other (Income) Expense, Net	2017	2016
Other (income) expense, net, GAAP	$194	$37
Global Growth and Efficiency Program	(169)	(105)
Gain on sale of land in Mexico	—	97
Charge for a litigation matter	—	(17)
Other (income) expense, net, non-GAAP	$25	$12

Operating Profit	2017	2016	% Change
Operating profit, GAAP	$3,589	$3,837	(6)%
Global Growth and Efficiency Program	333	228
Gain on sale of land in Mexico	—	(97)
Charge for a litigation matter	—	17
Operating profit, non-GAAP	$3,922	$3,985	(2)%

			Basis Point
Operating Profit Margin	2017	2016	Change
Operating profit margin, GAAP	23.2%	25.3%	(210)
Global Growth and Efficiency Program	2.2%	1.5%
Gain on sale of land in Mexico	—%	(0.7)%
Charge for a litigation matter	—%	0.1%
Operating profit margin, non-GAAP	25.4%	26.2%	(80)

Table 9
Continued
Colgate-Palmolive Company

Non-GAAP Reconciliations

For the Twelve Months Ended December 31, 2017 and 2016

(Dollars in Millions Except Per Share Amounts) (Unaudited)

	2017
	Income Before Income Taxes		Provision For Income Taxes(1)	Net Income Including Non- controlling Interests	Net Income Attributable To Colgate- Palmolive Company	Effective Income Tax Rate(2)	Diluted Earnings Per Share(3)
As Reported GAAP	$3,487		$1,313	$2,174	$2,024	37.7%	$2.28
Global Growth and Efficiency Program	333		87	246	246	(1.0)%	0.28
U.S. tax reform	—		(275)	275	275	(7.2)%	0.31
Non-GAAP	$3,820		$1,125	$2,695	$2,545	29.5%	$2.87

	2016
	Income Before Income Taxes	Provision For Income Taxes(1)	Net Income Including Non- controlling Interests	Less: Income Attributable To Non- controlling Interests	Net Income Attributable To Colgate- Palmolive Company	Effective Income Tax Rate(2)	Diluted Earnings Per Share(3)
As Reported GAAP	$3,738	$1,152	$2,586	$145	$2,441	30.8%	$2.72
Global Growth and Efficiency Program	228	59	169	1	168	(0.3)%	0.19
Gain on sale of land in Mexico	(97)	(34)	(63)	—	(63)	(0.1)%	(0.07)
Benefits from tax matters	—	35	(35)	—	(35)	0.9%	(0.04)
Charge for a litigation matter	17	6	11	—	11	—%	0.01
Non-GAAP	$3,886	$1,218	$2,668	$146	$2,522	31.3%	$2.81

Notes:
(1) The income tax effect on non-GAAP items is calculated based upon the tax laws and statutory income tax rates applicable in the tax jurisdiction(s) of the underlying non-GAAP adjustment.

(2) The impact of non-GAAP items on the Company’s effective tax rate represents the difference in the effective tax rate calculated with and without the non-GAAP adjustment on Income before income taxes and Provision for income taxes.

(3) The impact of non-GAAP adjustments on Diluted earnings per share may not necessarily equal the difference between “GAAP” and “non-GAAP” as a result of rounding.

CONTACT:
Colgate-Palmolive Company
John Faucher, 212-310-3653
Hope Spiller, 212-310-2291